UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2012

RailAmerica, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32579	65-0328006
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7411 Fullerton Street, Suite 300, Jacksonville, Florida		32256
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	800-342-1131

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 22, 2012, RailAmerica, Inc. (the "Company") issued a press release in response to market rumors stating that its Board of Directors is considering strategic alternatives, which may include a sale of the Company. In connection with its evaluation, the Company is engaged in preliminary discussions with third parties regarding a potential sale of the Company. There can be no assurances that any agreement will be reached with respect to a transaction or that a transaction will be consummated. The Company has retained Deutsche Bank Securities Inc. as its financial advisor and to assist in its evaluation. The Company further stated that it does not intend to make any additional comments on this matter unless and until a definitive agreement has been reached.

The press release is attached as Exhibit 99.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc.

May 22, 2012	By:	B. Clyde Preslar

Name: B. Clyde Preslar
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 22, 2012 announcing review of strategic alternatives